Exhibit 23.1


                       INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-51193, 33-60093, 33-60091, 33-59091, 33-58148 and 33-58146 on Form S-8
of The Warnaco Group, Inc. of our report dated July 13, 2001 appearing on page F-1 of this Annual Report on Form 11-K of The Warnaco Group, Inc. Employee Savings Plan.



DELOITTE & TOUCHE LLP
New York, New York
July 13, 2001